MILLER, ELLIN & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
                                                INTERNATIONAL PLAZA
                                7750 LEXINGTON AVENUE, NEW YORK, N.Y. 1OO22-12OO
                                                     _____

                                                 (212) 750-9100
                                                     _____

                                             FAX (212) 750-2727


                                                  September 17, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

Gentlemen:

We were previously the principal accountants for Andover Equities Corp. and on August 9, 1996, we reported on the balance sheets of Andover Equities Corp. as of May 31, 1996 and 1995 and the statements of operations and accumulated deficit and cash flows for each of the three years in the period ended May 31, 1996. On September 9, 1997, we resigned. We have read Rainbow Medical, Inc.'s statements included under Item 4 of its Form 8-K dated September 9, 1997 and we agree with such statements.


                                           Very truly yours,


                                           /s/ MILLER, ELLIN & COMPANY
                                           -------------------------------------
                                           MILLER, ELLIN & COMPANY
                                           Certified Public Accountants




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